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                                                                    Exhibit 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-74976, 333-51625, 333-86509, 333-50214, 333-33192 and
333-107822) of Targeted Genetics Corporation and the related Prospectuses and to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-03889, 333-28151, 333-58907, 333-61738, 333-78523 and 333-48220) pertaining to the Targeted Genetics Corporation's 1992 Restated Stock Option Plan, Stock Option Plan for Nonemployee Directors, 1999 Stock Option Plan and Genovo Roll-over Stock Option Plan of Targeted Genetics Corporation of our report dated February 13, 2004, with respect to the consolidated financial statements of Targeted Genetics Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 2003.

                                        ERNST & YOUNG LLP


Seattle, Washington
March 8, 2004